CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

PURCHASE AGREEMENT

dated

as of January 22, 2020

between

XIAMEN LUFU AIRCRAFT LEASING CO., LTD.
as Seller

and

CONTRAIL AVIATION LEASING, LLC
as Buyer

One (1) Boeing 737-700 aircraft bearing manufacturer’s serial number 30075 equipped with two CFM56-7B22 aircraft engines
bearing manufacturer’s serial numbers 891281 and 874791

i

i

	(i)	Approvals	8
	(j)	Approvals, Consents and Notices	9
	(k)	No Default	9
	(l)	Delivery by the Existing Operator	9
	(m)	No Event of Loss	9
	(n)	Funding Evidence	9
	(o)	Insurance	9
	(p)	Ferry Flight Agreement	9
9.	Conditions Precedent to the Obligations of Buyer		9
	(a)	Constitutional Documents	9
	(b)	Due Authorization, Execution and Delivery	9
	(c)	Representations and Warranties	9
	(d)	Illegality	10
	(e)	No Action or Proceedings	10
	(f)	Approvals	10
	(g)	Delivery Location	10
	(h)	Material Damage	10
	(i)	No Default	10
	(j)	Liens	10
	(k)	Guarantee	10
	(l)	Ferry Flight Agreement	10
	(m)	Ferry Flight Agreement Performance	10
10.	International Registry		10
11.	Further Assurances		10
12.	Taxes, Indemnities and Insurance		11
	(a)	Buyer’s Obligations regarding Taxes	11
	(b)	Seller’s Indemnity	11
	(c)	Buyer’s Indemnity	11
	(d)	Contest Resolution	12
	(e)	Cooperation	12
	(f)	Notice of Claims	12
	(g)	Insurance	13
13.	Know Your Customer		13
14.	Ferry Flight		13
15.	Post-Ferry Flight Obligations		13
16.	Miscellaneous		14
	(a)	Notices	14
	(b)	Confidentiality	14
	(c)	Limitation of Liability of Any Party	15

ii

	(d)	Headings	15
	(e)	References	15
	(f)	Governing Law, Jurisdiction, Attorney Fees	15
	(g)	Severability	16
	(h)	Amendments in Writing	16
	(i)	Survival	16
	(j)	Expenses	16
	(k)	Execution in Counterparts; Signatures	16
	(l)	Entire Agreement	16
	(m)	Exhibits, Addendums and Schedules	16
	(n)	Successors and Assigns	16
	(o)	No Third Party Benefit	16
	(p)	Assignment	17

SCHEDULES:

Schedule 1	Definitions
Schedule 2	Aircraft Description; Purchase Price
Schedule 3	Aircraft Documents

EXHIBITS:
Exhibit A	Form of Acknowledgment of Delivery
Exhibit B	Form of Certificate of Technical Acceptance
Exhibit C	Form of Bill of Sale
Exhibit D	Form of Guarantee

ADDENDUMS
Addendum A
Addendum B

iii

PURCHASE AGREEMENT
THIS PURCHASE AGREEMENT, dated as of January 22, 2020 (the “Agreement”), is entered into between XIAMEN LUFU AIRCRAFT LEASING CO., LTD., a legal entity organized under the laws of China (“Seller”), and Contrail Aviation Leasing, LLC, a legal entity organized under the laws of North Carolina, U.S.A. (“Buyer”).
WHEREAS, subject to the terms and conditions hereof, Seller desires to sell, transfer, and convey to Buyer, and Buyer desires to purchase from Seller, one (1) used Boeing 737-700 Aircraft and related Aircraft Documents as defined herein.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:
1.Definitions
Capitalized terms used in this Agreement shall have the meanings set forth in Schedule 1 to this Agreement.
2.Sale
Subject to the terms and conditions of this Agreement, Seller agrees to sell and transfer to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s right, title and interest in, to and under the Aircraft and Aircraft Documents, free and clear of all liens (other than any Permitted Liens). The Closing of the purchase and sale of the Aircraft shall take place upon satisfaction or waiver of all of the conditions set forth in Section 8 and Section 9 on the Anticipated Closing Date but not later than the Final Delivery Date, or at such other time as Buyer and Seller may otherwise agree in writing.
3.Purchase Price; Deposit; Closing Procedures

(a)
The initial purchase price for the Aircraft shall be in the amount set forth on Schedule 2 hereto, which is subject to adjustment as set forth below, to calculate the purchase price (“Purchase Price”). The initial purchase price is based on the Aircraft status described in the listing below and is subject to confirmation of engine serviceability and successful completion of the Inspection described in Section 4.

The Purchase Price shall be: 1) reduced by $[ ] per each engine cycle for any flight cycles accumulated on an engine in excess of the status defined below; and 2) increased by $[ ] per each engine cycle for the number of flight cycles accumulated on an engine less than the status defined below; provided, however, that the net amount of any purchase price adjustment hereunder and any purchase price adjustment under the Purchase Agreement MSN 30074 shall not exceed (whether as an addition to or subtraction from the Purchase Price) [ ] percent ([ ]%) of $[ ]. For avoidance of doubt, such cap does not apply to any purchase price adjustments made necessary by non-compliance with the standards

Purchase Agreement

set forth in Addendum A (save as otherwise waived by Buyer or settled by a commitment letter or any executed agreement between Seller and Buyer).
ESN        891281    874791
CSN        29,939        35,584

(b)
Buyer has previously paid to Seller a deposit in the amount of $[ ] and shall pay to Seller the additional amount of $[ ] within five (5) Business Days of the execution of this Agreement (collectively the “Deposit”). The Deposit shall be credited against the Purchase Price at the time of closing or refunded to Buyer in the event of the occurrence of any other deposit return events described below.

The Deposit will be returned to Buyer within five (5) Business Days of Buyer’s written request for same where any of the following deposit return events (the “Deposit Return Events”) occur:
(i)    Buyer does not deliver an executed Certificate of Technical Acceptance to Seller by the Inspection Deadline in accordance with its rights under Section 4;
(ii)    An Event of Loss to the Aircraft or Material Damage to the Aircraft occurs prior to the time of Delivery (subject to the provisions regarding Material Damage occurring during the ferry flight below). “Material Damage” shall mean any damage which occurs before the time of Delivery where such damage meets any of the following conditions: 1) the amount of damage by reference to part-out value exceeds $[ ] in total amount, 2) the damage prevents the issuance of a Non-Incident Statement, or, in the alternative, an Accident Clearance Statement, or 3) the damage prevents Seller (or its subcontractor, on Seller’s behalf) from ferrying the Aircraft to the U.S.A. for Delivery. Buyer shall negotiate in good faith with Seller to resolve concerns over any Material Damage to the Aircraft before requesting termination of this Agreement and/or return of the Deposit;
(iii)    Seller’s material breach of the Purchase Agreement;
(iv)    Delivery fails to occur on or prior to a Final Delivery Date, except where such failure is as a result of Buyer’s breach of this Agreement; or
(v)    Failure of Seller to satisfy a condition precedent, except where such failure is as a result of Buyer’s breach of this Agreement.
For the avoidance of any doubt, the Deposit shall not be refundable except for the above Deposit Return Events.
Notwithstanding the foregoing, Material Damage that occurs during the ferry flight shall not serve as grounds for Deposit return or the termination of this Agreement. Rather, Seller shall be responsible for paying the insurance proceeds associated with any Material Damage to Buyer within thirty (30) days after its receipt of the same from the insurer or insurance broker if any Material Damage occurs after commencement of the ferry flight but before Delivery, if Buyer is not otherwise paid for same through insurance payment pursuant to

Purchase Agreement

insurance required under the Ferry Flight Agreement. Seller agrees to exercise best efforts in promptly pursuing any insurance recovery associated with such Material Damage.

(c)
Seller shall submit a copy of undated and signed Bill of Sale for the Aircraft prior to Delivery, and Buyer shall submit a copy of undated signed Acknowledgement of Delivery for the Aircraft prior to the commencement of the Ferry Flight, to be held in trust by the other party and released at the time of Delivery. The Bill of Sale shall be released to Buyer by Seller, contemporaneously with the release to Seller by Buyer of the Acknowledgment of Delivery, following confirmation of Seller’s receipt of the Purchase Price in cleared funds and satisfaction of any other conditions precedent with respect to the Aircraft. Seller shall deliver the original Bill of Sale to Buyer and Buyer shall deliver the original Acknowledgement of Delivery to Seller within five (5) Business Days upon the Delivery for the Aircraft.

(d)
Prior to the commencement of the Ferry Flight, Buyer shall deliver to Seller an amount equal to the Purchase Price (less the Deposit) (the “Net Purchase Price”) plus all fees in connection with the Ferry Flight, in immediately available funds, by wire transfer to the following account or any other account notified to Buyer by Seller in advance:

Bank: China Construction Bank Xiamen Pilot Free Trade Zone Branch
SWIFT code: [ ]
Bank Address: F/1, Yinsheng Building Pilot FTZ, Xiangyu, Xiamen,
     Fujian, PRC
Account Number: [ ]
Beneficiary: Xiamen Lufu Aircraft Leasing Co., Ltd.

4. Inspection of Aircraft; Delivery Condition

(a)
Inspection of Aircraft. Buyer confirms that Buyer has undertaken and completed an initial review of records provided by Seller prior to the date hereof (as identified in emails dated 9/18/2019 sent by Buyer to Seller), and has no objections with respect to and is satisfied with such records. In addition, the Buyer shall have the opportunity to perform inspections of all other Aircraft Documents related to the Aircraft prior to the Ferry Flight referenced in Section 14 below. Buyer’s physical inspections of the Aircraft may include, but are not limited to, a visual inspection of interior and exterior areas of the Aircraft, MPA runs (subject to the provisions regarding MPA runs below) and engine video borescopes conducted in accordance with the AMM, all at its own cost. All inspections subsequent to the initial records inspection referenced above are collectively referred to as the “Inspection”. Buyer’s Inspection shall take place no more than twenty (20) days before Delivery in Kunming, China or another location in China if agreed in writing by the parties.

Buyer’s rights to conduct MPA runs are limited to the following rights. Subject to the consent and availability of the existing operator, Buyer shall only be entitled to perform MPA runs in accordance with the AMM and at its own costs before the redelivery of the Aircraft from the existing operator to Seller, provided that the trends reports fails to reveal the relevant performance data in respect of the engines, if Seller determines in its sole discretion, acting in good faith, that an MPA with respect to such Aircraft is necessary. In the case that Buyer

Purchase Agreement

fails to perform MPA runs before the redelivery of the Aircraft from the existing operator to Seller, Buyer shall only be entitled to perform MPA runs in accordance with the AMM and at its own costs within three (3) Business Days after the redelivery of the Aircraft of the Aircraft from the existing operator to Seller, provided that the trends reports fails to reveal the relevant performance data in respect of the engines, if Seller determines in its sole discretion, acting in good faith, that an MPA with respect to such Aircraft is necessary.

Buyer shall have ten (10) days to complete its Inspection of the Aircraft, calculated from the later of the time that 1) the Aircraft is made available for physical inspection or 2) Buyer receives all back-to-birth records, ownership trace, and related technical documentation (the “Inspection Deadline”). Buyer shall promptly conduct its Inspection of the Aircraft and the records, and shall deliver to Seller email notice evidencing satisfactory completion of such Inspection, and simultaneously deliver to Seller an executed copy of the Certificate of Technical Acceptance, or otherwise provide written notice via email of Buyer’s decision not to proceed with the transaction, provided that the Aircraft does not satisfy the standards set forth in Addendum A to this Agreement including but not limited to the “Other Conditions” (unless as otherwise waived by Buyer in writing or settled by a commitment letter or any similar executed agreement between Seller and Buyer) no later than the Inspection Deadline, or such other date as mutually agreed by the parties in writing or by email correspondence. Failure of Buyer to deliver an executed Certificate of Technical Acceptance to Seller by the Inspection Deadline will constitute rejection, requiring return of the Deposit. The Inspection and the delivery of Certificate of Technical Acceptance by Buyer shall occur at Kunming, China or any other location in China if agreed in writing by the parties.

(b).
Delivery Conditions; Title. At the time of Delivery, the Aircraft shall meet the requirements set forth in Addendum A (save as otherwise waived by Buyer or settled by a commitment letter or any similar documents among inter alia, Seller and Buyer). The Aircraft shall otherwise be delivered in “as-is, where-is” condition, except that all engines must be in serviceable condition in accordance with AMM limits and performance degradation commensurate with cycles operated since last shop visit. With respect to title, Seller shall deliver title to the Aircraft free and clear of all Liens (other than any Permitted Liens).

5.Representations and Warranties of Seller
On the date hereof and on the Closing Date, Seller makes the following representations and warranties.

(a)
Organization, Etc. Seller is duly organized, validly existing and in good standing under the laws of China with all requisite organizational power and authority to own, participate in or hold under lease its properties and enter into and perform its obligations under this Agreement and any other Transfer Documents to which Seller is or will be a party (collectively, the “Seller Agreements”);

(b)	Organizational Authorization. Seller has taken, or caused to be taken, all necessary organizational action (including, without limitation, the obtaining of any consent or approval

Purchase Agreement

of any of its board of directors or committee thereof or any officers required by its charter documents or other organizational agreements) to authorize the execution and delivery of this Agreement and each of the Seller Agreements and the performance of its obligations hereunder and thereunder;

(c)
No Violation. The execution and delivery by Seller of this Agreement and any other Seller Agreements, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller on the date hereof and on the Closing Date of the transactions contemplated hereby and thereby, do not and will not (i) violate or contravene any provision of the charter documents or other organizational agreements of Seller, (ii) violate or contravene any law applicable to or binding on Seller or (iii) violate, contravene or constitute any default under, or result in the creation of any lien upon, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Seller is a party or by which Seller or any of its properties is or may be bound or affected;

(d)
Approvals. Each consent, approval, authorisation, registration and notification required by Seller to authorise, or required by it in connection with the execution and delivery by Seller of this Agreement and any other Seller Agreements, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller on the Closing Date of the transactions contemplated hereby or thereby have been or will be obtained on or prior to the Delivery Date.;

(e)
Valid and Binding Agreements. This Agreement has, and the Seller Agreements have been or as of the Closing Date will have been, duly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery by the other party or parties thereto, this Agreement and, as of the Closing Date, the Seller Agreements constitute the legal, valid and binding obligations of Seller and are enforceable against Seller in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally, whether considered in a proceeding at law;

(f)
Litigation. There are no pending or, or to the knowledge of Seller, threatened actions or proceedings against Seller before any court, administrative agency or tribunal which, if determined adversely to Seller, would prohibit or materially adversely affect the ability of Seller to perform its obligations under this Agreement or the Seller Agreements;

(g)
Encumbrances. Seller, except as contemplated hereby, shall have no obligation to sell, assign, encumber, transfer or convey, any of its right, title or interest in, to or under the Aircraft on the Delivery Date;

(h)	Brokers’ Fees. Buyer shall not be liable for the fees of any broker or other Person acting on Seller’s behalf in connection with the transactions contemplated hereby;

(i)
Immunity. Seller is, under the laws of China, subject to private commercial law and suit and is not entitled to sovereign immunity, and neither Seller nor its properties or assets have the right of immunity from suit or execution on the grounds of sovereignty; and

Purchase Agreement

(j)
Title to Interests. Seller is the sole owner of the Aircraft and has good title thereto, free and clear of any and all Liens (other than any Permitted Liens). At Closing, such title shall be transferred to Buyer free and clear of all Liens (other than any Permitted Liens).

6.Disclaimer
The Aircraft is being sold and assigned hereunder, “AS IS, WHERE IS” and BUYER ACKNOWLEDGES AND AGREES THAT NEITHER THE SELLER NOR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES OR REPRESENTATIVES HAS MADE OR WILL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AS TO, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ANY AND ALL WARRANTIES, OBLIGATIONS AND LIABILITIES, EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) WITH RESPECT TO, (a) THE CAPACITY, AGE, VALUE, QUALITY, DURABILITY, DESCRIPTION (EXCEPT AS TO SERIAL NUMBERS), CONDITION (WHETHER OF THE AIRCRAFT, ANY PART THEREOF OR ITS AIRCRAFT DOCUMENTS), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, DESCRIPTION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING THE ABILITY TO OPERATE OR REGISTER THE AIRCRAFT OR USE THE AIRCRAFT IN ANY OR ALL JURISDICTIONS) OR SUITABILITY OF THE AIRCRAFT, OR ANY PART THEREOF, (b) THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR, (c) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS, (d) ANY IMPLIED WARRANTY ARISING FROM THE COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR (e) ANY OTHER REPRESENTATIONS OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF OR ITS AIRCRAFT DOCUMENTS, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED, IT BEING UNDERSTOOD THAT NOTHING HEREIN WILL BE DEEMED TO LIMIT THE BUYER FROM AVAILING ITSELF OF ANY WARRANTIES, COVENANTS, AND REPRESENTATIONS OF ANY MANUFACTURER.
7.Representations and Warranties of Buyer
On the date hereof and on the Closing Date, Buyer makes the following representations and warranties as to itself, to Seller:

(a)
Organization, Etc. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of North Carolina, U.S.A., and has the power and authority to own, participate in or hold under lease its properties and to enter into and perform its obligations under this Agreement and any other Transfer Documents to which Buyer is or will be a party (collectively, the “Buyer Agreements”);

(b)	Authorization. Buyer has taken, or caused to be taken, all necessary action (including, without limitation, the obtaining of any consent or approval of any of its board of directors

Purchase Agreement

or committee thereof or any officers or its members required by its certificate of formation or limited liability company agreement) to authorize the execution and delivery of this Agreement and each of the Buyer Agreements, as the case may be, and the performance of its obligations hereunder and thereunder;

(c)
No Violation. The execution and delivery by Buyer of this Agreement and any other Buyer Agreements, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer on the Closing Date of the transactions contemplated hereby and thereby, do not and will not (i) violate or contravene any provision of the certificate of formation, limited liability company agreement, other charter documents or other organizational agreements of Buyer, (ii) violate or contravene any law applicable to or binding on Buyer or (iii) violate, contravene or constitute any default under, or result in the creation of any lien upon, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Buyer is a party or by which Buyer or any of its properties is or may be bound or affected;

(d)
Approvals. The execution and delivery by Buyer of this Agreement and the Buyer Agreements, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer on the Closing Date of the transactions contemplated hereby and thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (i) any trustee or other holder of any debt of Buyer and (ii) any Government Entity;

(e)
Valid and Binding Agreements. This Agreement has been and the Buyer Agreements have been or as of the Closing Date will have been duly authorized, executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the other party or parties thereto, this Agreement and, as of the Closing Date, the Buyer Agreements constitute the legal, valid and binding obligations of Buyer and are enforceable against Buyer in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity;

(f)
Litigation. There are no pending or, to the knowledge of Buyer, threatened actions or proceedings against Buyer before any court, administrative agency or tribunal which, if determined adversely to Buyer would materially adversely affect the ability of Buyer to perform its obligations under this Agreement or the Buyer Agreements;

(g)
Immunity. Buyer is, under the laws of the North Carolina, U.S.A., subject to private commercial law and suit and is not entitled to sovereign immunity, and neither Buyer nor its properties or assets have the right of immunity from suit or execution on the grounds of sovereignty; and

(h)	Broker’s Fees. Seller shall not be liable for the fees of any broker or other person acting on Buyer’s behalf in connection with the transactions contemplated hereby.

Purchase Agreement

8.Conditions Precedent to the Obligations of Seller
The obligation of Seller to sell, transfer, assign and convey the Aircraft to Buyer on the Closing Date is subject to the satisfaction or waiver of the following conditions:

(a)
Governing and Authorizing Documents. A copy of the articles of incorporation and copies of the governing documents of Buyer, the resolutions of the board of directors (or other similar documents), all certified as current and correct copies by an officer of Seller, and power of attorney (if applicable) from Buyer in relation to the execution of this Agreement and the other Buyer Documents, all of which shall establish the authority of Buyer to consummate this transaction and the authority of Buyer’s designated signatory to act in such capacity;

(b)	Purchase Price. Seller shall have received the Purchase Price via wire transfer to Seller’s account as specified in Section 3;

(c)	Ferry Flight Fees. Buyer shall have paid a fee of $[ ] in connection with the Ferry Flight prior to the commencement of the Ferry Flight.

(d)	Due Authorization, Execution and Delivery. This Agreement and each other Transfer Document shall have been duly authorized, executed and delivered by each party thereto other than Seller;

(e)	Representations and Warranties. The representations and warranties of Buyer contained herein and in any other Buyer Agreements shall be true and correct as of Closing in all material respects;

(f)
Additional Information. Seller shall have received such other documents and evidence with respect to Buyer as Seller may reasonably request in order to establish the authority of Buyer to consummate the transactions contemplated by this Agreement and the other Transfer Documents on such date, the taking by Buyer of all appropriate action in connection therewith and compliance by Buyer with the conditions set forth in this Agreement on such date;

(g)
Illegality. The performance on such date of the transactions contemplated hereby, upon the terms and conditions set forth herein, shall not, in the reasonable judgment of Seller, violate, and shall not subject Seller to any penalty or liability under, any law, rule or regulation binding upon Seller;

(h)
No Action or Proceedings. No legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment, regulation, tariff or decree have been issued by any government, government agency, court, administrative agency, or tribunal which sets aside, restrains, enjoins or prevents the consummation of this Agreement or the transactions contemplated hereby;

(i)	Approvals. Seller shall have received all required governmental and regulatory approvals;

Purchase Agreement

(j)
Approvals, Consents and Notices. All approvals and consents of, or notices to, any Governmental Entity, any trustee or holder of any indebtedness or obligation of the Seller or any other person, which are required in connection with the transaction contemplated by this Agreement shall have been duly obtained, given or accomplished;

(k)	No Default. Buyer shall not be in default of its obligations under this Agreement;

(l)
Delivery by the Existing Operator. The existing operator shall have delivered the Aircraft to Seller pursuant to the terms and conditions of aircraft lease agreement between the existing Operator and Seller;

(m)	No Event of Loss. No Event of Loss with regard to the Aircraft shall have occurred;

(n)
Funding Evidence. Seller shall have received a letter from Buyer’s lender indicating that it intends to fund the purchase of the Aircraft (which may be subject to specified conditions) in favor of Buyer and/or a letter from Buyer’s CFO certifying that the CFO expects Buyer to have a cash balance or other source of funding for the purchase of the Aircraft available at the time of Delivery, such letter to be provided at least one month before the Anticipated Closing Date, upon Seller’s request;

(o)	Insurance. Seller shall have received the insurance certificate specified in Section 12(g); and

(p)
Ferry Flight Agreement. The parties shall have agreed upon the terms of and executed a ferry flight agreement, which shall be attached as Addendum B to this Agreement, within 45 days of the execution of this Agreement.

9.Conditions Precedent to the Obligations of Buyer
The obligation of Buyer to purchase the Aircraft from Seller on the Closing Date is subject to the satisfaction or waiver of the following conditions:

(a)
Constitutional Documents: a certified copy of the certificate of incorporation and the up-to-date memorandum and articles of association of Seller, the resolutions of the board of directors (or other similar documents) and power of attorney (if applicable) from Seller in relation to the execution of this Agreement and the other Seller Documents, all of which shall establish the authority of Seller to consummate this transaction and the authority of Seller’s designated signatory to act in such capacity;

(b)	Due Authorization, Execution and Delivery. This Agreement and each other Transfer Document shall have been duly authorized, executed and delivered by each party thereto other than Buyer;

(c)	Representations and Warranties. The representations and warranties of Seller contained in the Transfer Documents shall be true and correct as of the Closing Date in all material respects;

Purchase Agreement

(d)
Illegality. The performance of the transactions contemplated hereby, upon the terms and conditions set forth herein, shall not, in the reasonable judgment of Buyer, violate, and shall not subject any Buyer to any penalty or liability under, any law, rule or regulation binding upon such Buyer;

(e)
No Action or Proceedings. No legal or governmental action, suit or proceeding shall have been instituted or threatened before any court, administrative agency or tribunal, nor shall any order, judgment or decree have been issued or proposed to be issued by any court, administrative agency or tribunal to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby;

(f)	Approvals. Buyer shall have received all required governmental and regulatory approvals;

(g)	Delivery Location. The Aircraft shall be located at the Delivery Location;

(h)	Material Damage. No Material Damage (as defined in Section 3) or an Event of Loss with respect to the Aircraft shall have occurred prior to the ferry flight;

(i)	No Default. Seller shall not be in default of its obligations under this Agreement;

(j)	Liens. The Aircraft shall be free and clear of all Liens (other than any Permitted Liens);

(k)	Guarantee. Buyer shall have received an executed guarantee in the form set forth in Exhibit D;

(l)
Ferry Flight Agreement. The parties shall have agreed upon the terms of and executed a ferry flight agreement, which shall be attached as Addendum B to this Agreement, within 45 days of the execution of this Agreement; and

(m)
Ferry Flight Agreement Performance. At the time of the commencement of the Ferry Flight, Seller shall not be in default under the Ferry Flight Agreement, and Buyer shall have received the insurance certificate required thereunder.

10.	International Registry

At or promptly after Closing, upon request by Buyer in writing in advance, Seller shall provide any consents required to register a contract of sale for the sale of the Aircraft on the International Registry.
11.Further Assurances
Each party agrees, upon the reasonable request of the other party, at any time and from time to time, promptly to execute and deliver all such further documents, and promptly to take and forebear from all such action, as may be reasonably necessary or appropriate in order more effectively to confirm or carry out the provisions of this Agreement. Without limiting the foregoing, Seller shall, at the sole cost and expense of Buyer, do or cause to be done all acts and things as may be required to perfect and preserve the title and interest of Buyer in the Aircraft as Buyer may reasonably request, including, without limitation, that Seller shall, upon request by Buyer and at Buyer’s cost and

Purchase Agreement

expense, cause all instruments which shall be executed pursuant to the terms hereof to be kept, filed and recorded in the appropriate office or offices pursuant to applicable laws to perfect, protect and preserve the rights and interests of Buyer hereunder and in the Aircraft.
12.Taxes, Indemnities and Insurance

(a)
Buyer’s Obligations regarding Taxes. Buyer hereby agrees promptly to pay and indemnify each Seller Indemnitee from and against any and all Taxes payable in connection with the sale, transfer and delivery by Seller to Buyer of the Aircraft. The foregoing shall expressly exclude any liability for Taxes on or based on or measured by the gross or net income of Seller or capital gains of Seller or Taxes imposed by a taxing authority in a jurisdiction that would not have been imposed but for the business activity (other than the transactions contemplated hereby) or tax residence of Seller in such jurisdiction. The parties agree to cooperate in taking actions to minimize or eliminate Taxes in connection with this transaction.

(b)
Seller’s Indemnity. Seller hereby covenants and agrees that upon demand of Buyer it will pay and assume liability for, and indemnify, protect, defend, save and keep harmless each Buyer Indemnitee from and against, any and all liabilities, Taxes, obligations, losses, damages, settlements, claims, actions, suits, penalties, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of whatsoever kind and nature which may at any time or from time to time be imposed upon, incurred by or asserted against any Buyer Indemnitee in any way relating to, resulting from or arising out of (i) any inaccuracy or breach of any representation or warranty made by Seller under this Agreement or any Seller Agreements, (ii) any failure by Seller to have observed or performed any of its obligations under or in connection with this Agreement or any other Seller Agreements, or (iii) any claims made after Closing in respect of and to the extent attributable to the period before Closing, solely to the extent any such claim is attributable to (A) actions or omissions occurring prior to Closing, or (B) the existence of any Liens (other than any Permitted Liens) on the Aircraft attributable to the period occurring prior to Closing.

(c)
Buyer’s Indemnity. Buyer hereby covenants and agrees upon demand of Seller to pay and assume liability for, and indemnify, protect, defend, save and keep harmless each Seller Indemnitee from and against, any and all liabilities, Taxes, fees, obligations, losses, damages, settlements, claims, actions, suits, penalties, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of whatsoever kind and nature which may at any time or from time to time be imposed upon, incurred by or asserted against any Seller Indemnitee in any way relating to, resulting from or arising out of (i) any inaccuracy or breach of any representation or warranty made by Buyer under this Agreement or any Buyer Agreements, (ii) any failure by Buyer to have observed or performed any of its obligations under or in connection with this Agreement or any other Buyer Agreements , or (iii) any claims made after Closing in respect of and to the extent attributable to the period from and after Closing, solely to the extent such claim is not attributable (A) to the period occurring prior to Closing or (B) to Seller’s failure to perform its obligations under this Agreement or the other Seller Agreements.

Purchase Agreement

(d)
Contest Resolution. If a claim is made by any tax authority against a party hereto (the “Taxed Party”) with respect to any Tax of which another party (the “Indemnifying Party”) is obligated to indemnify under this Section 12, the Taxed Party shall promptly notify the Indemnifying Party of such claim; provided, however, that the failure to give such notice will not prejudice or otherwise affect any of the rights of the Taxed Party hereunder unless such failure materially and adversely affects the Indemnifying Party in exercising its contest rights hereunder or to the extent such failure results in any increase in, or fine or penalty with respect to, any amounts claimed to be payable by the Indemnifying Party to the Taxed Party pursuant to this Section 12. If reasonably requested by the Indemnifying Party in writing, the Taxed Party shall (at the expense and direction of the indemnifying party) contest in the name of the Taxed Party or Indemnifying Party (as applicable), the validity, applicability or amount of such Taxes so indemnified by (i) if permitted by applicable Law without adverse consequences to the Taxed Party, resisting payment thereof, (ii) paying under protest, if protest is necessary or proper, and (iii) if payment be made, using reasonable commercial efforts to obtain a refund thereof in appropriate administrative and judicial proceedings. If the Taxed Party becomes eligible for a refund of any Taxes paid by the Indemnifying Party, it shall notify the Indemnifying Party and, if reasonably requested by the Indemnifying Party and permissible under applicable law, the Taxed Party shall consider in good faith any request by the Indemnifying Party to assign such right to the Indemnifying Party. Should the Taxed Party obtains a refund of all or any part of the Taxes paid by the Indemnifying Party, the Taxed Party shall pay the Indemnifying Party the amount of such refund, plus, any interest thereon (net of any taxes imposed on such interest) obtained by the Taxed Party from the taxing authority if fairly attributable to such Taxes.

(e)
Cooperation. Seller and Buyer shall reasonably cooperate so as to minimize any potential tax risk to Buyer or Seller as a result of the transactions contemplated hereby. Seller and Buyer shall provide one another with such assistance as may reasonably be required in connection with the preparation of any tax return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes arising from the transactions contemplated by this Agreement, and shall provide one another upon written request with any records or information that are relevant to such Tax return, audit or examination or proceedings. The party requesting assistance, records or information under the preceding sentence shall reimburse the other for reasonable out-of-pocket expenses incurred by the other in providing such assistance, records or information.

(f)
Notice of Claims. Seller and Buyer agree to provide written notification to the other party promptly after becoming aware of any liability, obligation or claim, whether pending or threatened, that is the subject of indemnification pursuant to this Section 12; unless the failure to provide such notification would not materially and adversely affect the Indemnifying Party in exercising its contest rights hereunder or result in any increase in, or fine or penalty with respect to, any amounts claimed to be payable by the Indemnifying Party to the other party pursuant to this Section 12, provided, that the failure by either party to so notify the other party will not in any manner affect either party’s other obligations under this Section 12.

Purchase Agreement

(g)
Insurance. With respect to each airframe and engine, for a period of two years after the Delivery of the Aircraft, Buyer shall maintain, or procure that a subsequent buyer and/or operator maintain, an insurance policy(ies) for such asset providing $30,000,000 of aviation products liability coverage, except in the event that any airframe or engine is returned to service, in which event $600,000,000 of aviation general liability coverage shall be provided with respect to such airframe or engine. The Seller Indemnitees shall be named as additional insured parties for the two-year period referenced above. Such policies shall include a Waiver of Subrogation Clause, Breach of Warranty Clause, and Severability of Interest Clause in favor of the Additional Insureds. Buyer shall furnish an insurance certificate evidencing the same at Closing and, subsequently, upon any renewal or replacement thereof.

13.Know Your Customer
Seller and Buyer shall (i) ensure that no Person who owns a controlling interest in or otherwise controls Buyer or Seller is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (ii) not violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, (iii) comply with all applicable Bank Secrecy Act laws and regulations, as amended or (iv) comply with any other applicable national sanctions program. As required by federal law or other applicable law, Seller or Buyer may need to obtain, verify and record certain customer identification information and documentation in connection herewith, and each party hereto shall provide such information as is reasonably requested prior to Closing.
14.Ferry Flight
Seller shall provide ferry service to Buyer, and procure the existing operator to conduct a ferry flight of the Aircraft from Kunming, China to Marana, Arizona, U.S.A., all in accordance with the terms of the ferry flight agreement attached as Addendum B (the “Ferry Flight”). Seller shall cause the subcontractor, China Eastern Airlines Corporation, Ltd., to perform the duties and obligations set forth in the Ferry Flight Agreement for the benefit of Buyer.
15.Post-Ferry Flight Obligations
Seller shall cause the existing operator of the Aircraft to deliver to Buyer at the time of the completion of the Ferry Flight the Aircraft records, including the following updated documents: (i) disk sheets (ii) Non-Incident or Accident Clearance Statement(s), as appropriate (iii) non PMA/DER statement(s), all in agreed upon form, (iv) completed log book entry page. Notwithstanding Delivery of the Aircraft, Buyer shall retain all rights and remedies with respect to such obligations, provided that in no event shall Seller’s breach of such obligations affect or impair transfer of title to the Aircraft. Seller further agrees to de-register or procure the existing operator of the Aircraft to de-register as soon as reasonably possible following completion of the Ferry Flight, and in no event later than ten (10) Business Days (or any other later days if mutually agreed by the parties) of the conclusion of the Ferry Flight.

Purchase Agreement

16.Miscellaneous
(a)    Notices.

All notices, demands, declarations and other communications required by this Agreement shall be in writing and shall be effective (i) if given by facsimile, when transmitted, (ii) if given by registered or certified mail, three Business Days after being deposited with the U.S. Postal Service or other commercially recognized carrier and (iii) if given by a nationally recognized overnight courier, when received, or, if personally delivered, when so delivered, addressed:
If to Seller, to:

XIAMEN LUFU AIRCRAFT LEASING CO., LTD.
Room 506, 5/F, Building A7, Central Park Plaza
No. 10 Chaoyang Park South Road,
Beijing, PRC
Attn: Jerry Duan
Chief Operating Officer
Fax: + 86 10 65398807
Email: jerryduan@xmairlease.com

or to such other address as Seller shall from time to time designate in writing to Buyer; and
If to Buyer, to:
CONTRAIL AVIATION LEASING, LLC
435 Investment Court
Verona, Wisconsin 53593

Attn: Joseph G. Kuhn, CEO
Fax: (608) 848-8100
Email: Joe@contrail.com

or to such other address as Buyer may from time to time designate in writing to Seller.

(b)	Confidentiality.

(i)
Each party hereto shall keep strictly confidential any and all Confidential Information furnished to it or to its Affiliates, or their respective officers, employees, agents, directors or advisers (collectively, “Representatives”) in the course of negotiations relating to this Agreement or any transaction contemplated by this Agreement, and the business and financial reviews and investigation conducted by any party hereto in connection with this Agreement, and each such party has instructed its Representatives having access to such Confidential Information of such obligation

Purchase Agreement

of confidentiality. The obligations of confidentiality set forth herein shall not apply to information to the limited extent (v) it is contained in a Transfer Document that is publicly filed as contemplated hereby; (w) it is required to be disclosed by any Governmental Entity or applicable stock exchange or required to be disclosed by applicable law or administrative proceeding, (x) for which a party has received a subpoena or similar demand (provided that such party shall to the extent permitted by applicable law first, as promptly as practicable upon receipt of such subpoena or demand, furnish a copy thereof to the other party), (y) that such information is generally available to the public or in the possession of the receiving party before its disclosure by the disclosing party to the receiving party or (z) that it is given to the receiving party by another Person other than in breach of obligations of confidentiality owed by such Person to the disclosing party. Notwithstanding the foregoing, each party acknowledges and agrees that any party may disclose Confidential Information to (A) regulators, (B) such party’s counsel, Affiliates, beneficiaries, hedging arrangement providers, insurance brokers and providers, reinsurers and auditors provided that such recipients maintain the confidentiality of the Confidential Information and (C) prospective transferees and lenders who agree to keep such Confidential Information confidential.

(ii)
Notwithstanding anything herein to the contrary, any party to this Agreement (and any Representative) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that such disclosure may not be made to the extent required to be kept confidential to comply with any applicable federal or state securities laws.

(c)
Limitation of Liability of Any Party. THE PARTIES ACKNOWLEDGE AND AGREE THAT, NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT OR ASSERT A CLAIM FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES, REGARDLESS OF THE NATURE OR THEORY OF ANY UNDERLYING CAUSE OF ACTION THAT MIGHT OTHERWISE APPLY.

(d)	Headings. Headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

(e)	References. Any reference to a specific Section or Section number shall be interpreted as a reference to that Section of this Agreement unless otherwise expressly provided.

(f)
Governing Law; Jurisdiction; Attorney Fees. This Agreement and any other Transfer Documents shall in all respects be governed by, and construed in accordance with, the laws of England, including all matters of construction, validity and performance, without giving effect to principles of conflicts of law. The courts located in London, England shall serve as the non-exclusive forum for any dispute between the parties irrevocably consent to the jurisdiction of such courts. In the event of a dispute between the parties, and if not otherwise

Purchase Agreement

provided by applicable law, the prevailing party shall be entitled to reasonable attorney fees and costs.

(g)
Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (i) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

(h)
Amendments in Writing. No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or any consent to any departure by Seller or Buyer from any provision hereof, shall in any event be effective unless the same shall be in writing and signed by Seller and Buyer, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given.

(i)
Survival. Notwithstanding anything contained herein to the contrary, all agreements, indemnities, representations and warranties contained in this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby for such date.

(j)
Expenses. Each of Seller and Buyer shall be responsible for its own costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the Transfer Documents, and shall not have any right of reimbursement or indemnity for such costs and expenses as against the Buyer or Seller, respectively.

(k)
Execution in Counterparts; Signatures. This Agreement, the other Transfer Documents and any amendments, waivers or consents hereto or thereto may be executed by Seller and Buyer in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Facsimile and PDF copy signatures shall be treated as original signatures for all purposes.

(l)
Entire Agreement. This Agreement and the other Transfer Documents constitute the entire agreement of Seller and Buyer with respect to the subject matter hereof or thereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between Seller and Buyer with respect to such subject matter are hereby superseded in their entirety. In the event of a conflict between this Agreement and any other Transfer Document, the terms and conditions of this Agreement shall govern.

(m)	Exhibits, Addendums, and Schedules. The exhibits, addendums, and schedules attached hereto shall be considered integral parts of this Agreement.

(n)	Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by Seller and Buyer, and their respective successors and assigns.

Purchase Agreement

(o)
No Third Party Benefit. Seller and Buyer agree that except as provided in Section 12 with respect to Seller Indemnitees and Buyer Indemnitees, the provisions of this Agreement, including, without limitation, Section 2, are for the sole benefit of Seller and Buyer and their respective successors and assigns, and are not for the benefit, directly or indirectly, of any other Person.

(p)	Assignment. Neither party shall assign or delegate this Agreement, or any of its rights or obligations hereunder, without the prior written consent of the other party.

SIGNATURE PAGE FOLLOWS

Purchase Agreement

IN WITNESS WHEREOF, the undersigned have caused this PURCHASE AGREEMENT to be duly executed as of the day and year first written above.

XIAMEN LUFU AIRCRAFT LEASING CO., LTD., as Seller By: /s/ Duan Xiaoge_____________________ Name: Duan Xiaoge Title: Legal Representative
CONTRAIL AVIATION LEASING, LLC, as Buyer By: /s/ Joseph G. Kuhn __________________ Name: Joseph G. Kuhn Title: CEO

Purchase Agreement

SCHEDULE 1

DEFINITIONS
(a)    Unless the context otherwise indicates, any reference in this Agreement to:

(i)
a “part” means any engine, module, component, instrument, furnishing, control, appliance, accessory, reverser, nacelle, equipment or other item or equipment of any kind whether similar to any of the foregoing or not;

(ii)	a “regulation” includes any applicable present or future governmental directive, regulation or legal requirement;

(iii)
any “agreement”, “license” or other document includes any agreement, license or other instrument as varied, novated, amended or replaced from time to time (but without prejudice to any restrictions on such variation, novation, amendment or replacement);

(iv)
the expressions “hereof”, “herein” and similar expressions shall be construed as references to this Agreement as a whole and shall not be limited to the particular clause in which the relevant expressions appear and the expressions “thereof”, “therein” and similar expressions shall be construed in like fashion;

(v)	references to any statute or other legislative provision shall be read to include any statutory or legislative modification or re-enactment thereof or any substitution therefor;

(vi)	references to a party shall be read to include its successors and permitted assigns;

(vii)	a Clause or Schedule shall be construed as a reference to a clause hereof or a schedule hereto;

(viii)	a word importing the singular number shall be construed so as to include the plural and vice versa;

(ix)	the expression “in writing” includes by facsimile or e-mail; and

(x)	the index, clause and sub-clause headings in this Agreement (including their use in cross references) are for ease of reference only and shall not affect the interpretation of this Agreement.
(b)    In this Agreement, the following terms have the following meanings:
“Acknowledgment of Delivery” means the Acknowledgment of Delivery substantially in the form attached hereto as Exhibit A.

Schedule 1

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, more than fifty percent of the outstanding equity interests of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.
“Aircraft” means the Airframe, equipped with the Engines and other items of equipment installed in or attached thereto, and all Aircraft Documents related thereto.
“Aircraft Documents” means any aircraft documents associated with the Aircraft, including but not limited to those documents set out in Schedule 3 of this Agreement; the parties will work together cooperatively and in good faith to resolve any issues related to such documents.
“Airframe” means that certain Boeing 737-700 airframe more specifically described on Schedule 2.
“Anticipated Closing Date” means the date for anticipated Closing for the Aircraft as designated on Schedule 2.

“Bill of Sale” means the bill of sale for the Aircraft, in the form of Exhibit C hereto for the Aircraft.

“Business Day” means any day, other than a Saturday or Sunday, on which banks in Chicago, Illinois, U.S.A. and Kunming, China, Xiamen, China are open for business.
“Buyer Agreements” has the meaning ascribed in Section 7(a) hereof.
“Buyer Indemnitee” means Buyer and any Buyer’s Affiliates, members, managers, officers, directors, employees, successors and assigns.
“Certificate of Technical Acceptance” means the Certificate of Technical Acceptance in the form attached hereto as Exhibit B.
“China” means, for the purposes of the Transfer Documents, the People’s Republic of China (excluding Hong Kong Special Administrative Region, Macau Administration Region and the Taiwan region.
“Closing” means the closing of the sale and purchase of the Aircraft pursuant to this Agreement on the Closing Date.
“Closing Date” means the date on which Closing occurs.
“Confidential Information” means any and all information, whether written, in electronic form, or oral concerning or relating in any way to the Aircraft, which is provided by a party hereto or such party’s Affiliates or representatives to the other party hereto or such party’s Affiliates or representatives, and includes, without limitation, all agreements, analyses, compilations, forecasts,

Schedule 1

studies, capabilities, specifications, program plans, marketing plans, e-commerce strategies, inspection reports, certificates of insurance or other documents which contain or otherwise reflect such information, or any portion thereof or notes or other documents which contain or reflect such information, whether or not marked or specifically identified as “confidential” or “proprietary.”
“Delivery” means the delivery of the Aircraft from Seller to Buyer in accordance with this Agreement.
“Delivery Location” means a location over international waters during the Ferry Flight agreed upon by the parties, or such other location as may be mutually agreed in writing by the parties.
“Deposit” has the meaning set forth in Section 3 hereof.
“Engines” means those CFM56-7B22 aircraft engines including all parts, components, appliances, accessories, instruments, furnishings, alterations thereto whether or not attached to the Airframe on the Closing Date as more specifically described on Schedule 2.
“Event of Loss” means any of the following events with respect to the Aircraft, including, but not limited to, the Aircraft, the Airframe or any Engine or engine installed on the Airframe: (a) loss of such property or its use due to theft, hijacking or disappearance for a period in excess of sixty (60) consecutive days, or in any event extending beyond the Final Delivery Date, or destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever, (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or on the basis of a compromised or constructive total loss, (c) the condemnation, confiscation, appropriation or seizure of, or requisition of title to, such property by a governmental entity or purported governmental entity, (d) the condemnation, confiscation, appropriation or seizure of the use of such property by or on behalf of the authority of any governmental entity or purported governmental entity, that in any such case shall have resulted in the loss of possession thereof for a period in excess of sixty (60) consecutive days or in any event extending beyond the Final Delivery Date or (e) any divestiture of title of such property except as otherwise permitted by the other party.

“Ferry Flight” has the meaning set forth in Section 14 hereof.

“Ferry Flight Agreement” means the ferry flight agreement attached as Addendum B entered into or to be entered into between Seller and Buyer, it being understood that Seller will subcontract for the Ferry Flight on substantially the same terms with China Eastern Airlines to ferry the Aircraft to U.S.A.

“Final Delivery Date” means July 31, 2020 unless a later date is mutually agreed by Seller and Buyer in writing.

“Government Entity” means any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multinational

Schedule 1

organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory, or taxing authority or power of any nature.
“Inspection” has the meaning set forth in Section 4 hereof.
“International Registry” means the International Registry of Mobile Assets established pursuant to the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on November 16, 2001.
“Liens” means any pledge, lien, charge, encumbrance, mortgage, exercise of rights, security interest or claim of any kind or nature.
“Material Damage” has the meaning set forth in Section 3 hereof.
“OFAC” has the meaning set forth in Section 13 hereof.
"Permitted Liens" means any Liens created by or through or resulting from debts or liabilities or actions of Buyer or any third party designated or nominated by Buyer.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Government Entity or other entity of whatever nature.
“Purchase Agreement MSN 30074” means the Purchase Agreement dated on or about hereof in respect of one (1) Boeing 737-700 aircraft bearing manufacturer’s serial number 30074 between Seller and Buyer.
“Purchase Price” has the meaning set forth in Section 3 hereof.
“Seller Agreements” has the meaning ascribed to such term in Section 5(a) hereof.
“Seller Indemnitee” means Xiamen Lufu Aircraft Leasing Co., Ltd. and any Affiliates, the members, managers, officers, directors, employees, successors and assigns and any of its financier.
“Taxes” means and includes all present and future income, gains, sales, stamp, documentary, use, value-added, goods and services and other taxes, duties, imposts, levies, deductions, charges and withholdings imposed by any Government Entity and also includes all fines, penalties and interest thereon, and the terms “Tax” and “Taxation” shall be construed accordingly.

Schedule 1

“Transfer Documents” means this Agreement, the Ferry Flight Agreement, the Bill of Sale, the Acknowledgments of Delivery, the Certificates of Technical Acceptance and any other agreements, documents, certificates and instruments executed and delivered in connection herewith.
.

Schedule 1

SCHEDULE 2
AIRCRAFT DESCRIPTION; INITIAL PURCHASE PRICE

MSN	Chinese Registration Mark	Engine Make and Model	ESNs	Initial Purchase Price	Deposit	Anticipated Closing Date	Final Delivery Date
30075	B-2502	CFM56-7B22	891281 874791	$[ ]	$[ ]	June 16, 2020	July 31, 2020

Schedule 2

SCHEDULE 3
AIRCRAFT DOCUMENTS
1.    Manuals (Current to Latest Revision)

•	Aircraft Maintenance Manual

•	Illustrated Parts Catalog

•	Power Plant Build Up Manual
(If Available – Below Items)

•	Engine Illustrated Parts Catalog

•	Engine Manual

2.    Airframe Records (All statements and reports are to be current and certified with airline name, signed and dated from airlines representative)

•	Airframe current total time / cycle

•	Non incident / accident statement from the operator (per ICAO request)

•
Life limited parts status (including airframe life limit) with backup documentation from OEM, full back to birth and non incident / accident statement (Acceptable for landing gear LLP lacking BTB traceability)

•	Hard time component list (to include PN, SN, description, position, date installed)

•	Hard time components (FAA 8130-3 or EASA Form 1 or CAAC 038 or CEA serviceable tag, or equivalent for each component)

•	Avionics inventory list

•	LOPA

•	OC/CM component listing with FAA 8130-3 or EASA Form 1, or CAAC 038 or CEA serviceable tag, or equivalent for each part replaced in the last 2 years

•	Current AD status

•	Current SB status, modification status

•	AD compliance dirty finger prints and AMOC’s granted if applicable

•	Aircraft tech logbook and aircraft flight logbook for last 24 month

•	Original manufacturer’s delivery data

•	Last A, C, D/SI (equivalent, if applicable) work packages

•	Last done and next due maintenance reports (including all MPD, non-MPD, CPCP, SSI and ETOPS tasks last completed)

•	Last thrust reverser overhaul shop report (if available)

•	Last fan and nose cowls shop report (if available)

3.    Engines (All statements and reports are to be current and certified with airline name, signed, and dated from airlines representative)

•	Engine current total time / cycle

•	Total TSLSV / CSLSV and for each module

Schedule 3

•	Engine disk sheet to include the standard duty cycle remaining calculation for each applicable LLP

•	Non incident / accident statement from the operator (per ICAO request)

•	Statement to confirm that no non-OEM repair, no DER repair, no PMA

•	Status of any non MPD repetitive inspections

•	ETOPS statement and configuration compliance documentation (if applicable)

•
Engine performance and trend monitoring incorporating engine take off performance reports from last six months, engine EGT margin trends, engine vibration trend levels, and engine shaft speed trend levels

•	Life limited parts back to birth trace for each part, including backup documentation from OEM, Engine disk sheets for LLP replacement, and non incident / accident statement

•	OEM engine documentation including certificates such as the build Form 1, AD status, SB status, all module build packages (if applicable)

•
Engine logbook or engine history report including aircraft registration, position, date of installation / removal or on-wing event, aircraft hours and cycles corresponding with the engine hours and cycles, thrust, reason for removal

•	Current data plate – Thrust

•	Engine current AD status signed

•	Engine current SB status signed

•
Minipacks for all engine shop visits, if available, to include (FAA 8130-3 or EASA Form 1 or equivalent, AD status, SB status, LLP status, technical variances, QEC, test cell data and borescope report, if applicable)

•	Dirty fingerprint records for the shop visits of the last performance restoration of each module, if available

•	Current borescope report (video)

•	Engine QEC listing, with FAA 8130-3, EASA Form 1 or CAAC 038 or CEA service tag or equivalent for all QEC components installed on the engine

4.    Landing Gears (All statements and reports are to be current and certified with airline name, signed, and dated from airlines representative)

•	Landing gear assembly current total time / cycle, TSO / CSO

•	Current life limited parts status report

•	Life limited parts back to birth with backup documentation from OEM, full back to birth and non incident / accident statement (Acceptable for landing gear LLP lacking BTB traceability)

•	Latest complete OH shop visit report

5. APU (All statements and reports are to be current and certified with airline name, signed, and dated from Airlines Representative)

•	APU current total time / cycle

•	Current life limited parts status report

Schedule 3

•	Life limited parts back to birth with backup documentation from OEM, full back to birth and non incident / accident statement

•	Statement to confirm that no non-OEM repair, no DER repair, no PMA

•	Latest AD / SB modification status

•	Logbook

•	Total TSLSV / CSLSV

•	Complete copy of the last shop visit report

•	Total time / cycle since overhaul

•	Historical shop visit reports from last hot section refurbishment

6.    Airframe Manufacturer Original Delivery Documents

•	Readiness Log

•	AD Compliance

•	Landing Gear Life Limited Parts

•	Miscellaneous Log

•	Details Specifications

Schedule 3

EXHIBIT A
FORM OF ACKNOWLEDGMENT OF DELIVERY

____________, 2020

By this Acknowledgment of Delivery, Xiamen Lufu Aircraft Leasing Co., Ltd. (the “Seller”), and Contrail Aviation Leasing, LLC (the “Buyer”), acknowledge that pursuant to that certain Purchase Agreement dated as of January ___, 2020, among Seller and Buyer, (the “Agreement”), Seller does hereby deliver to Buyer and Buyer does hereby accept the following in all respects under the Agreement:

One Boeing model 737-700 aircraft bearing manufacturer’s serial number 30075 and equipped with two CFM56-7B22 aircraft engines bearing manufacturer’s serial numbers 891281 and 874791, including all parts, components, appliances, accessories, instruments, furnishings, alterations and other items of equipment installed in or attached thereto, and all Aircraft Documents related thereto (collectively the “Aircraft”).

Buyer has accepted delivery of the Aircraft at ____ hours G.M.T. at [delivery location]. Accordingly, as of the date hereof, Seller has delivered the Aircraft to Buyer and that the Closing Date as defined and set forth in the Agreement has occurred. Buyer hereby declares that the Aircraft is acceptable and does conform to the Agreement in all respects. The execution and delivery of this Acknowledgment of Delivery by Buyer is conclusive proof and confirms the unconditional and irrevocable acceptance of the Aircraft by Buyer for all purposes of the Agreement.
This Acknowledgment of Delivery may be signed in one or more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument. All counterparts shall, taken together, be considered an original of this Acknowledgment of Delivery. All capitalized terms used herein not otherwise defined shall have the same meaning as that given in the Agreement.

[Signature page follows.]

Exhibit A

IN WITNESS WHEREOF, the undersigned have duly executed this Acknowledgment of Delivery as of the date first written above.

Xiamen Lufu Aircraft Leasing Co., Ltd. (Seller)

By:    ___________________________
Name:    ___________________________
Title:    ___________________________

Contrail Aviation Leasing, LLC (Buyer)

By:    ___________________________
Name:    ___________________________
Title:    ___________________________

Exhibit A

EXHIBIT B

FORM OF CERTIFICATE OF TECHNICAL ACCEPTANCE
relating to that Boeing 737-700 Aircraft,
manufacturer's serial number 30075 (the "Aircraft")

______________, 2020

This Certificate of Technical Acceptance (this “Certificate”) is delivered on the date set out below by Contrail Aviation Leasing, LLC (“Buyer”), to Xiamen Lufu Aircraft Leasing Co., Ltd. (“Seller”), pursuant to that certain Purchase Agreement dated January ___, 2020 between Buyer and Seller (the “Agreement”). The capitalized terms used in this Certificate shall have the meaning given to such terms in the Agreement.

(a)
Buyer has inspected the Aircraft in accordance with the provisions of Section 4 of the Agreement at [insert inspection location] and the Aircraft and found the physical condition of the Aircraft to be satisfactory in all respects;

(b)	Buyer has received and inspected all of the Aircraft Documents and found them to be complete and satisfactory in all respects; and

(c) the execution and delivery of this Certificate of Technical Acceptance confirms the unconditional and irrevocable technical acceptance of the Aircraft by Buyer for all purpose of the Agreement.

IN WITNESS WHEREOF, Buyer has, by its duly authorized representative, executed this Certificate on the date first written above, accepted the Aircraft and confirmed its compliance with the Agreement in all respects.

Contrail Aviation Leasing, LLC (Buyer)

By:    ___________________________
Name:    ___________________________
Title:    ___________________________

Exhibit B

EXHIBIT C
FORM OF BILL OF SALE
relating to that Boeing 737-700 Aircraft,
manufacturer's serial number 30075

_________________, 2020

KNOW ALL MEN BY THESE PRESENTS:

THAT for and in consideration of good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Xiamen Lufu Aircraft Leasing Co., Ltd. (“Seller”) does, on the date hereof, grant, convey, transfer, bargain, sell, deliver and set over to Contrail Aviation Leasing, LLC (“Buyer”), all of Seller’s right, title and interest in and to the one Boeing 737-700 aircraft bearing manufacturer’s serial number 30075, equipped with two CFM56-7B22 aircraft engines bearing manufacturer’s serial numbers 891281 and 874791, including all parts, components, appliances, accessories, instruments, furnishings, alterations and other items of equipment installed in or attached thereto, and all Aircraft Documents related thereto (collectively the “Aircraft”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in that certain Purchase Agreement dated as of January ___, 2020, among Seller and Buyer (the “Agreement”).

TO HAVE AND TO HOLD said Aircraft unto Buyer, its successors and assigns, for its and their own use forever.

THAT Seller hereby warrants to Buyer, its successors and assigns, that it is the holder of title to the Aircraft and has the right to sell the same as aforesaid and that this Bill of Sale conveys to Buyer on the date hereof, good title to the Aircraft, free and clear of all Liens (other than any Permitted Liens), encumbrances and rights of others, and that Seller will warrant and defend such title forever against all claims and demands whatsoever.

This Bill of Sale shall be governed by the laws of England, without giving effect to its conflicts-of-laws principles.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed by its duly authorized officers as of the date first written above.

Xiamen Lufu Aircraft Leasing Co., Ltd. (Seller)

By:    ___________________________
Name:    ___________________________
Title:    ___________________________

Exhibit C

EXHIBIT D
GUARANTEE
This guarantee dated as of January 22, 2020, (the “Guarantee”), of XIAMEN AIRCRAFT LEASING CO., LTD., a company organized under the laws of the People’s Republic of China (“Guarantor”) is given in favor of CONTRAIL AVIATION LEASING, LLC, a Wisconsin limited liability company organized under the laws of Wisconsin (“Buyer”).
WHEREAS, Buyer and Xiamen Lufu Aircraft Leasing Co., Ltd., (“Seller”) have entered into a Purchase Agreement dated January 22, 2020 (“PA”) for one (1) Boeing 737-700 aircraft bearing manufacturer’s serial number 30075 equipped with two CFM56-7B22 aircraft engines bearing manufacturer’s serial numbers 891281 and 874791 and Ferry Flight Agreement (“FFA”) (collectively, the “Agreements”);

WHEREAS, as a condition of Buyer entering into the Agreements, Guarantor has agreed to provide this Guarantee.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Guarantor hereby agrees as follows:
1. Definitions. For purposes of this Guarantee, unless otherwise defined herein or unless the context otherwise requires, all terms used herein which are defined in the PA shall have the respective meanings given to them in such document.
2. Guarantee. Guarantor hereby absolutely and unconditionally guarantees to Buyer that Guarantor shall ensure the timely performance of: a) all of Seller’s obligations under the PA relating to indemnification, insurance, return of Deposit, the FFA, and warranty of title; and, b) all of Seller’s obligations under the FFA (collectively, the “Guaranteed Obligations”).
Guarantor agrees that its obligations hereunder shall not be limited, altered, modified or impaired in any way, by any change in or amendment to the PA or FFA, the absence of any action to enforce the same, any waiver or consent by the Buyer with respect to any provision thereof (unless in writing), or any other action, omission or occurrence or circumstance whatsoever (other than performance in full of any such obligation). This Guarantee is in no way conditioned or contingent upon any obligation of Buyer to first seek performance by Seller or to provide notice of any kind to Guarantor. Guarantor covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Guarantee or by Seller’s complete satisfaction of all of its obligations under the PA and FFA.
3. Notices. All notices and other communications under, or in connection with, this Guarantee will, unless otherwise stated, be sent to the parties at the addresses noted below:

Exhibit D

The notice details of Guarantor are as follows:

Address:	Xiamen Lufu Aircraft Leasing Co., Ltd. Room 506, 5/F, Building A7, Central Park Plaza No. 10 Chaoyang Park South Road, Beijing, PRC
Attention:	Jerry Duan, Chief Operating Officer
The notice details of Buyer are as follows:

Address:	Contrail Aviation Leasing, LLC 435 Investment Court Verona, WI 53593
Attention:	Joseph G. Kuhn, CEO
4. Governing Law. THIS GUARANTEE AND ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTEE OR THE RELATIONSHIP ESTABLISHED HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF ENGLAND APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH JURISDICTION WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.
5. Choice of Law; Consent to Jurisdiction; Attorney Fees. This Agreement and any related documents shall in all respects be governed by and construed in accordance with the laws of England, including all matters of construction, validity and performance, without giving effect to principles of conflicts of law. The courts located in London, England shall serve as the non-exclusive forum for any dispute between the parties, and the parties irrevocably consent to the jurisdiction of such courts. In the event of a dispute between the parties, and if not otherwise provided by applicable law, the prevailing party shall be entitled to reasonable attorney fees and costs.
6. Enforcement of Judgment. Each of Guarantor and Buyer agrees that final judgment against such party in any action or proceeding in connection with this Guarantee shall be conclusive and may be enforced in any other jurisdiction within or outside of England by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of same, subject to any restrictions under the applicable law..
7. Waiver of Jury Trial. each of guarantor and buyer hereby waives trial by jury in any judicial proceeding to which it is a party involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this guarantee or the relationship established hereunder.
8. Waiver of Provisions by Guarantor or Buyer. No waiver of any provision of this Agreement shall be effective unless in writing and executed by the party against whom such

Exhibit D

waiver is to be effective, and any such waiver shall affect only the matter specifically identified therein and shall not extend to any other matter.
9. Headings. All section and paragraph headings and captions are purely for convenience and will not affect the interpretation of this Guarantee. Any reference to a specific section or paragraph will be interpreted as a reference to such section or paragraph of this Guarantee.
10. Invalidity of any Provision. If any of the provisions of this Guarantee become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.
11. Assignment. This Agreement will be binding upon and inure to the benefit of each party hereto and its respective successors and assigns, provided that no assignment of guarantee obligations hereunder may be made without Buyer’s advance written consent.

[Signature Page Follows]

Exhibit D

Acknowledged and agreed: XIAMEN AIRCRAFT LEASING CO., LTD., as Guarantor By: /s/ Duan Xiaoge_ Name: Duan Xiaoge Title: Attorney-in-fact
CONTRAIL AVIATION LEASING, LLC, as Buyer By: /s/ Joseph G. Kuhn Name: Joseph G. Kuhn Title: CEO

Exhibit D

Addendum A Delivery Conditions
General Condition:
Provided that the Aircraft has met the requirements set forth in this Addendum A, the Aircraft shall be delivered in “As is, Where is” condition and in compliance with CAAC requirements. The Aircraft shall be in a physical condition for continued commercial service for at least twenty-five (25) cycles.

Airframe:	As is, Where is
Engines:
1. The Engines shall each have not less than twenty-five (25) cycles of operation remaining until next core heavy maintenance/core gas path restoration.
2. Each LLP shall have at least twenty-five (25) cycles remaining until life expiration.
3. The Engines will have no on watch item(s), which is less than twenty-five (25) cycles allowed for any limitations or repeat inspections.

Landing Gear:
1. The landing gear shall have at least 25 cycles remaining as per MPD.
2. Brakes, wheels and tires shall have no more than 50% of their tread and useful life consumed.
3. Acceptable for landing gear LLP lacking BTB traceability.

APU:	APU shall be in a serviceable condition
Livery:	Current operator livery
Airworthiness Directives	Comply with AD (CAAC) as the Delivery Date.

Addendum A

Repairs:
1. All repairs shall have a re-inspection interval of no less than twenty-five (25) cycles remaining.
2. All in accordance with SRM or manufacturer, FAA DER approval.
3. In the event that there is no FAA 8100-9 or 8110-3 forms, or RDR, a letter from operator’s quality assurance manager stating “Operator repair was incorporated without deviation” will suffice.

Components:	OCCM components installed is within two (2) years before delivery, and all HT components shall have EASA form 1, or FAA 8130-3, or CAAC-038 or operator’s serviceable tags
Others Conditions:
No demo flight will be performed.
The results of Buyer’s Inspection, as defined in the Agreement, must be satisfactory to Buyer in its sole discretion, acting in good faith; provided, however, that the verification of the conditions set forth above shall be deemed satisfactory with respect to such conditions.

Addendum A

ADDENDUM B

FERRY FLIGHT AGREEMENT

18615819v1

Addendum B